Exhibit 10.24

July 11, 2019

Mr. David P. Storch

1270 Linden Avenue

Highland Park, IL 60035

Dear David:

You and AAR CORP. (“AAR”) entered into a letter agreement dated May 24, 2018, as amended on May 31, 2019 (collectively, the “Agreement”) relating to your service as Chairman of the Board of Directors of AAR and as a consultant to AAR.

You and AAR now desire to further amend the Agreement to reduce the annual retainer payable to you as a consultant to $150,000 from $400,000 for the fiscal year ending May 31, 2020.

In consideration of the mutual promises in this letter agreement, you and AAR hereby agree, effective as of the date of this letter, to amend and supplement the Agreement as follows:

1.  Amendments.  Section 2(c) of the Agreement is amended to add the following language at the end of the first sentence:

“; provided, however, that effective July 11, 2019, your annual retainer for the fiscal year ending May 31, 2020 shall be reduced to $150,000 from $400,000.”

2.  No Other Changes. In all other respects, the Agreement shall remain unchanged and shall continue in full force and effect.

Please indicate your acknowledgment of, and agreement to, the terms and conditions of this letter agreement by signing and returning a copy of this letter agreement to AAR.

Very truly yours,

AAR CORP.

By:	/s/Ronald B. Woodard
Name:	Ronald B. Woodard
Title:	Chairman of the Compensation Committee of the Board of Directors
Date:	July 11, 2019

AAR

1100 N. Wood Dale Rd., Wood Dale, Illinois 60191 | T +1.630.227.2000

AOG 24/7 worldwide +1.630.227.2470 (24/7) | AOG@aarcorp.com | aarcorp.com

AAR CORP.

By:	/s/ John M. Holmes
Name:	John M. Holmes
Title:	President and Chief Executive Officer
Date:	July 11, 2019

Acknowledged and Agreed:

By:	/s/ David P. Storch
Name:	David P. Storch
Date:	July 11 2019

AAR

1100 N. Wood Dale Rd., Wood Dale, Illinois 60191 | T +1.630.227.2000

AOG 24/7 worldwide +1.630.227.2470 (24/7) | AOG@aarcorp.com | aarcorp.com